Exhibit 99.1

SURGERY PARTNERS, INC. ANNOUNCES FOURTH QUARTER AND FULL YEAR 2020 RESULTS
BRENTWOOD, Tenn., March 10, 2021 (GLOBE NEWSWIRE) - Surgery Partners, Inc. (NASDAQ:SGRY) ("Surgery Partners" or the "Company"), a leading provider of surgical services, today announced results for the fourth quarter and full year ended December 31, 2020.
Highlights for the Fourth Quarter 2020:
•Revenues increased 6.0% to $548.3 million and Adjusted Revenues increased 8.5% to $564.7 million
•Days adjusted Same-facility Revenues increased 5.8% over prior year period
•Net loss attributable to common stockholders of $4.8 million
•Adjusted EBITDA increased 7.6% over prior year period to $90.8 million.

Highlights for 2020:
•Revenues increased 1.6% to $1.9 billion and Adjusted Revenues increased 2.4% to $1.9 billion
•Days adjusted Same-facility Revenues decreased 1.5% from prior year
•Net loss attributable to common stockholders of $155.6 million
•Adjusted EBITDA decreased 0.8% over prior year to $256.6 million
Wayne DeVeydt, Executive Chairman of the Board of Surgery Partners, stated, “Although the fourth quarter was impacted by a surge in COVID-19 cases, our results demonstrate the value our short-stay facilities provide as safe and effective environments to serve our healthcare community. The Board of Directors could not be more proud of our execution during these uncertain times as we continue to provide exceptional patient experience and clinical quality in a low-cost environment. Based on our fourth quarter and full year 2020 results and our strong liquidity position, we remain confident in our long-term growth model and the ability to continue capitalizing on the fragmented short-stay surgical market."
Eric Evans, Chief Executive Officer, stated, “Since the beginning of this pandemic, we implemented very strict protocols in concert with CDC guidelines so that our facilities would remain a safe-haven for outpatient surgeries. We believe we have demonstrated this to physicians, their patients, health systems and health plans, who appreciate the quality, access and value of our model as our industry continues to undergo a migration of predominantly higher acuity cases from inpatient to outpatient settings.”
"Our physician recruiting efforts continued despite the pandemic, introducing 156 newly recruited physicians into our facilities in the fourth quarter and over 560 during 2020. Not only are we encouraged by the recruiting success of our 2020 cohort but also by the performance of our 2019 cohort in 2020 that contributed 37% more cases year over year. This intentional focus on recruiting the right physicians over the past two years is especially evident in our same-facility revenue, which increased approximately 6% in the fourth quarter as well as in our expansion of total joint procedures, which grew 110% in our ASCs during the fourth quarter."
Tom Cowhey, Chief Financial Officer, commented, “With our continued focus in our core short-stay surgical business, we have eliminated distractions and have repositioned ourselves for the continued acceleration of higher acuity cases to outpatient settings. To that end, during 2020, we closed our toxicology laboratory and successfully divested non-core anesthesia assets and our optical group purchasing organization. On February 1, 2021, we closed an equity offering, raising nearly $250 million of net proceeds and giving us ample capital to make additional investments across our business into existing and new lines of service, including robotic purchases and the expansion of our total joint and cardiology programs.”
Fourth Quarter 2020 Results
Adjusted Revenues for the fourth quarter of 2020 increased 8.5% to $564.7 million from $520.7 million for the fourth quarter of 2019. Days adjusted Same-facility Revenues for the fourth quarter of 2020 increased 5.8% from the same period last year, with a 9.3% increase in revenue per case offset by a 3.2% decrease in same-facility cases due to COVID-related reductions in surgeries. For the fourth quarter of 2020, the Company’s net loss attributable to common stockholders and Adjusted EBITDA were $4.8 million and $90.8 million, respectively, compared to $27.5 million and $84.4 million for the same period last year.

Full Year 2020 Results
Adjusted Revenues for 2020 increased 2.4% to $1,901.8 million from $1,856.7 million in 2019. Days adjusted Same-facility Revenues for the year ended 2020 decreased 1.5% from last year, with a 14.1% increase in revenue per case offset by a 13.7% decrease in same-facility cases due to COVID-related reductions in surgeries. For the full year 2020, the Company’s net loss attributable to common stockholders and Adjusted EBITDA were $155.6 million and $256.6 million, respectively, compared to $110.5 million and $258.6 million for last year.
Liquidity
Surgery Partners had cash and cash equivalents of $317.9 million and $112.5 million of borrowing capacity under its revolving credit facility at December 31, 2020. Cash flows from operating activities was $246.9 million for the full year 2020 and $8.9 million for the fourth quarter 2020. Net operating cash inflows (outflows), defined as operating cash flows less distributions to non-controlling interests, was $137.3 million and $(18.4) million for the full year 2020 and the fourth quarter 2020, respectively. The Company’s ratio of total net debt to EBITDA, as calculated under the Company’s credit agreement, was stable at 7.0x at the end of the fourth quarter of 2020. Excluding approximately $120 million of cash advanced under the Medicare advance payments program (see below), the Company's ratio of total net debt to EBITDA, as calculated under the Company's credit agreement, would have been 7.4x at the end of the fourth quarter 2020. Net proceeds from the February 2021 equity offering would have lowered net leverage by approximately 0.7x as of December 31, 2020.
Operating cash flows were $8.9 million in the fourth quarter of 2020, a decrease of $16.5 million as compared to the prior year period. For 2020, operating cash flows were $246.9 million, an increase of $117.4 million as compared to the prior year, primarily attributable to Medicare accelerated payments and other funds received under the CARES Act as well as actions taken to significantly reduce operating expenses and defer non-essential capital expenditures at the height of the crisis.
On February 1, 2021, the Company closed an equity offering that raised $260.9 million of gross proceeds, totaling $249.2 million after underwriter fees and expenses. In connection with the equity raise, the Company amended its revolver to increase its capacity by $50 million to $170 million total, less outstanding letters of credit.
On March 27, 2020, the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”) was signed into law to provide stimulus funding for the United States economy. As part of the CARES Act, the United States government initially announced that it would offer $100 billion of relief to eligible health care providers. On April 7, 2020, Centers for Medicare and Medicaid Services ("CMS") officials indicated they would distribute $30 billion of direct grants to hospitals, ASCs and other health care providers based on how much they bill Medicare. Payments received from these grants are not required to be repaid provided the recipients attest to and comply with certain terms and conditions, including limitations on balance billing and not using funds received from the grants to reimburse expenses or losses that other sources are obligated to reimburse. The Company received approximately $59 million of the grant funds distributed under the CARES Act and other governmental assistance programs during the year ended December 31, 2020, of which $46.2 million was recognized as a reduction in operating expenses in 2020, representing $31.1 million of Adjusted EBITDA.
2021 Outlook
The Company projects that it will be able to grow 2021 revenues by 18% to 20% over 2020 results and projects 2021 Adjusted EBITDA of approximately $315.0 million.
Conference Call Information
Surgery Partners will hold a conference call today, March 10, 2021 at 8:30 a.m. (Eastern Time). The conference call can be accessed live over the phone by dialing 877-451-6152, or for international callers, 1-201-389-0879. A replay will be available two hours after the call and can be accessed by dialing 844-512-2921, or for international callers, 1-412-317-6671. The passcode for the live call and the replay is 13716600. The replay will be available until March 24, 2021.
Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investor Relations section of the Company's website at www.surgerypartners.com. The replay will also be available on this same website for a limited time following the call.
To learn more about Surgery Partners, please visit the Company's website at www.surgerypartners.com. Surgery Partners uses its website as a channel of distribution for material Company information. Financial and other material information regarding Surgery Partners is routinely posted on the Company's website and is readily accessible.

About Surgery Partners
Headquartered in Brentwood, Tennessee, Surgery Partners is a leading healthcare services company with a differentiated outpatient delivery model focused on providing high quality, cost effective solutions for surgical and related ancillary care in support of both patients and physicians. Founded in 2004, Surgery Partners is one of the largest and fastest growing surgical services businesses in the country, with more than 180 locations in 30 states, including ambulatory surgery centers, surgical hospitals, multi-specialty physician practices and urgent care facilities. For additional information, visit www.surgerypartners.com.
Forward-Looking Statements
This press release contains forward-looking statements, including those regarding growth, our anticipated operating results for future periods and other similar statements. These statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “continues,” “estimates,” “predicts,” “projects,” “forecasts,” “may,” “could,” and similar expressions. All forward looking statements are based on current expectations and beliefs as of the date of this release and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements, including but not limited to, (i) the duration and severity of the COVID-19 outbreak in the United States and specifically in the regions in which we operate, the impact to the state and local economies of prolonged restrictive orders and the pandemic generally, our ability to respond nimbly to challenging economic conditions, the unpredictability of our case volume both in the current environment and when restrictions are eased, our ability to preserve or raise sufficient funds to continue operations throughout this period of uncertainty, the impact of our cost-cutting measures on our future performance, our ability to cause distributions from our subsidiaries, the responsiveness of our payors, including Medicaid and Medicare, to the challenging operating conditions, including their willingness and ability to continue paying in a timely manner and to advance payments in a timely manner, if at all, (ii) our ability to execute on our operational and strategic initiatives, (iii) the timing and impact of our portfolio optimization efforts, (iv) our ability to continue to improve same-facility volume and revenue growth on the timeline anticipated, if at all, (v) our ability to successfully integrate acquisitions, (vi) the anticipated impact and timing of our ongoing efficiency efforts, as well as our ongoing procurement and revenue cycle efforts, (vii) potential reductions to payments we receive from third-party payors, including government health care programs and private insurance organizations, (viii) the impact of adverse weather conditions and other events outside of our control, and (ix) the other risks identified and discussed from time to time in the Company’s reports filed with the SEC, including in Item 1A under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Reports on Form 10-Q for the quarters ending March 31, 2020, June 30, 2020 and September 30, 2020. Except as required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this report, or to reflect the occurrence of unanticipated events or circumstances.
Use of Non-GAAP Financial Measures
In addition to the results prepared in accordance with generally accepted accounting principles in the United States ("GAAP") provided throughout this press release, Surgery Partners has presented the following non-GAAP financial measures: Adjusted net gain (loss) attributable to common stockholders, Adjusted net gain (loss) per share attributable to common stockholders, Adjusted EBITDA, Adjusted Revenues and Adjusted EBITDA excluding grant funds, which exclude various items detailed in the attached "Reconciliation of Non-GAAP Financial Measures".
These non-GAAP financial measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as supplemental measures of the Company's performance that management believes may enhance the evaluation of the Company's ongoing operating results. These non-GAAP financial measures are not presented in accordance with GAAP, and the Company’s computation of these non-GAAP financial measures may vary from similar measures used by other companies. These measures have limitations as an analytical tool and should not be considered in isolation or as a substitute or alternative to revenue, net income or loss, operating income or loss, cash flows from operating activities, total indebtedness or any other measures of operating performance, liquidity or indebtedness derived in accordance with GAAP.

SURGERY PARTNERS, INC.
SELECTED CONSOLIDATED FINANCIAL DATA
(Dollars in millions, except per share amounts, shares in thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019

Revenues	$548.3	$517.2	$1,860.1	$1,831.4
Operating expenses:
Salaries and benefits	152.1	148.8	550.3	550.0
Supplies	156.2	143.3	538.4	507.9
Professional and medical fees	53.0	44.8	191.4	154.8
Lease expense	22.7	22.6	87.4	85.6
Other operating expenses	28.9	28.5	112.8	109.3
Cost of revenues	412.9	388.0	1,480.3	1,407.6
General and administrative expenses	23.8	23.7	97.1	88.6
Depreciation and amortization	25.5	20.2	94.8	76.5
Income from equity investments	(3.2)	(3.6)	(10.8)	(10.2)
(Gain) loss on disposals and deconsolidations, net	(1.4)	2.6	5.7	(4.4)
Transaction and integration costs	7.4	7.4	23.2	19.0
Impairment charges	—	7.9	33.5	7.9
Grant funds	(13.0)	—	(46.2)	—
Loss on debt extinguishment	—	—	—	11.7
Litigation settlement	—	0.2	1.2	0.2
Other income	—	(1.0)	(1.7)	(1.4)
Total operating expenses	452.0	445.4	1,677.1	1,595.5
Operating income	96.3	71.8	183.0	235.9
Tax receivable agreement expense	—	—	—	(2.4)
Interest expense, net	(54.0)	(44.8)	(201.8)	(178.9)
Income (loss) before income taxes	42.3	27.0	(18.8)	54.6
Income tax expense	(5.6)	3.4	(20.1)	9.5
Net income	47.9	23.6	1.3	45.1
Less: Net income attributable to non-controlling interests	(42.4)	(41.8)	(117.4)	(119.9)
Net income (loss) attributable to Surgery Partners, Inc.	5.5	(18.2)	(116.1)	(74.8)
Less: Amounts attributable to participating securities	(10.3)	(9.3)	(39.5)	(35.7)
Net loss attributable to common stockholders	$(4.8)	$(27.5)	$(155.6)	$(110.5)

Net loss per share attributable to common stockholders
Basic	$(0.10)	$(0.57)	$(3.19)	$(2.29)
Diluted (1)	$(0.10)	$(0.57)	$(3.19)	$(2.29)
Weighted average common shares outstanding
Basic	48,894	48,326	48,776	48,280
Diluted (1)	48,894	48,326	48,776	48,280
(1)The impact of potentially dilutive securities for all periods presented was not considered because the effect would be anti-dilutive in those periods.

SURGERY PARTNERS, INC.
Selected Financial and Operating Data
(Dollars in millions, except per case and per share amounts)
(Unaudited)

	December 31, 2020	December 31, 2019

Balance Sheet Data (at period end):
Cash and cash equivalents	$317.9	$92.7
Total current assets	801.5	525.5
Total assets	5,413.2	5,018.9

Current maturities of long-term debt	64.4	56.0
Total current liabilities	556.8	398.1
Long-term debt, less current maturities	2,792.4	2,524.7
Total liabilities	3,789.8	3,319.5

Non-controlling interests—redeemable	306.8	321.0
Redeemable preferred stock	434.5	395.0

Total Surgery Partners, Inc. stockholders' equity	115.6	296.8
Non-controlling interests—non-redeemable	766.5	686.6
Total stockholders' equity	882.1	983.4

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019

Cash Flow Data:
Net cash provided by (used in):
Operating activities	$8.9	$25.4	$246.9	$129.5
Investing activities	(95.2)	(23.4)	(88.4)	(85.2)
Capital expenditures	(15.1)	(23.4)	(42.9)	(73.6)
Payments for acquisitions, net of cash acquired	(90.4)	—	(104.6)	(13.8)
Financing activities	(45.8)	(20.6)	66.7	(135.9)
Distributions to non-controlling interest holders	(27.3)	(31.7)	(109.6)	(121.2)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019

Other Data:
Number of surgical facilities as of the end of period	127	128	127	128
Number of consolidated surgical facilities as of the end of period	107	107	107	107

Cases	134,532	137,699	459,420	525,136
Adjusted Revenue per case (1)	$4,198	$3,781	$4,140	$3,536
Adjusted EBITDA (1)	$90.8	$84.4	$256.6	$258.6
Adjusted EBITDA margin (2)	14.5%	16.2%	11.9%	13.9%
Adjusted net gain (loss) per share attributable to common stockholders - Basic (1)	$0.13	$0.14	$(1.22)	$(0.87)
Adjusted net gain (loss) per share attributable to common stockholders - Diluted (1)	$0.09	$0.10	$(1.22)	$(0.87)
(1)A reconciliation of these non-GAAP financial measures appears below.
(2)Defined as Adjusted EBITDA as a % of Adjusted Revenues.

SURGERY PARTNERS, INC.
Supplemental Information
(Dollars in millions, except per case amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019

Same-facility Information (1):
Cases	144,395	149,130	490,161	565,589
Case growth	(3.2)%	2.0%	(13.3)%	2.0%
Revenue per case	$3,820	$3,494	$3,720	$3,261
Revenue per case growth	9.3%	5.9%	14.1%	5.5%
Number of work days in the period	62	62	254	253
Case growth (days adjusted)	(3.2)%	2.0%	(13.7)%	2.0%
Revenue growth (days adjusted)	5.8%	7.9%	(1.5)%	7.6%

(1)Same-facility information includes cases and revenues from our consolidated and non-consolidated surgical facilities (excluding facilities acquired in new markets or divested during the current and prior periods).

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019

Segment Revenues:
Surgical facility services	$530.6	$497.3	$1,793.4	$1,748.2
Ancillary services	16.7	19.1	63.6	79.4
Optical services	1.0	0.8	3.1	3.8
Total revenues	$548.3	$517.2	$1,860.1	$1,831.4

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019

Adjusted EBITDA:
Surgical Facility Services	$109.6	$105.0	$339.3	$328.9
Ancillary Services	0.5	(0.9)	(3.4)	2.6
Optical Services	0.4	0.1	1.4	1.4
All other	(19.7)	(19.8)	(80.7)	(74.3)
Total Adjusted EBITDA	$90.8	$84.4	$256.6	$258.6

SURGERY PARTNERS, INC.
Reconciliation of Non-GAAP Financial Measures
(Dollars in millions)
(Unaudited)

The following table reconciles Adjusted Revenues to revenues in the selected consolidated financial information, the most directly comparable GAAP measure:

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Adjusted Revenues (1):
Revenues	$548.3	$517.2	$1,860.1	$1,831.4
Add: provision for doubtful accounts	16.4	3.5	41.7	25.3
Total Adjusted Revenues	$564.7	$520.7	$1,901.8	$1,856.7

(1)In accordance with a new accounting standard that was effective prospectively beginning January 1, 2018, we reflected our estimated provision for doubtful accounts net of revenues rather than as an operating expense, as it had historically been presented. Adjusted Revenues add back the estimated provision for doubtful accounts. Our calculation of adjusted revenues may not be comparable to similarly titled measures reported by other companies.
The following table reconciles Adjusted EBITDA and Adjusted EBITDA excluding grant funds to income (loss) before income taxes in the reported condensed consolidated financial information, the most directly comparable GAAP financial measure:

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019

Income (loss) before income taxes	$42.3	$27.0	$(18.8)	$54.6

Net income attributable to non-controlling interests	(42.4)	(41.8)	(117.4)	(119.9)
Depreciation and amortization	25.5	20.2	94.8	76.5
Interest expense, net	54.0	44.8	201.8	178.9
Equity-based compensation expense	3.3	2.6	13.2	10.2
Transaction, integration and acquisition costs (1)	8.0	19.3	38.2	36.1
Impairment charges	—	7.9	33.5	7.9
(Gain) loss on disposals and deconsolidations, net	(1.4)	2.6	5.7	(4.4)
Litigation settlement and other litigation costs (2)	1.5	1.8	6.4	4.6
Gain on escrow release (3)	—	—	(0.8)	—
Loss on debt extinguishment	—	—	—	11.7
Tax receivable agreement expense	—	—	—	2.4
Adjusted EBITDA (4)	$90.8	$84.4	$256.6	$258.6
Less: Impact of grant funds (5)	(9.2)	—	(31.1)	—
Adjusted EBITDA excluding grant funds	$81.6	$84.4	$225.5	$258.6
(1)For the three months ended December 31, 2020, this amount includes transaction and integration costs of $7.4 million, of which $2.3 million were acquisition related costs, and includes start-up costs related to a de novo surgical hospital of $0.6 million. For the three months ended December 31, 2019, this amount includes transaction and integration costs of $7.4 million, and includes other acquisition costs and start-up costs related to a de novo surgical hospital of $11.9 million.

For the year ended December 31, 2020, this amount includes transaction and integration costs of $23.2 million, of which $6.6 million were acquisition related costs, and includes start-up costs related to a de novo surgical hospital of $15.0 million. For the year ended December 31, 2019, this amount includes transaction and integration costs of $19.0 million, and includes other acquisition costs and start-up costs related to a de novo surgical hospital of $17.1 million.
(2)For the three months ended December 31, 2019, this amount includes litigation settlement costs of $0.2 million, with no comparable costs in the 2020 period. This amount also includes other litigation costs of $1.5 million for both the three months ended December 31, 2020 and 2019.
For the years ended December 31, 2020 and 2019, this amount includes litigation settlement costs of $1.2 million and $0.2 million, respectively. This amount also includes other litigation costs of $5.2 million and $4.4 million for the years ended December 31, 2020 and 2019, respectively.
(3)Included in other income in the condensed consolidated statement of operations for the year ended December 31, 2020, with no comparable gain in the other periods.
(4)We use Adjusted EBITDA as a measure of financial performance. Adjusted EBITDA is a key measure used by management to assess operating performance, make business decisions and allocate resources. Non-controlling interests represent the interests of third parties, such as physicians, and in some cases, healthcare systems that own an interest in surgical facilities that we consolidate for financial reporting purposes. We believe that it is helpful to investors to present Adjusted EBITDA as defined above because it excludes the portion of net income attributable to these third-party interests and clarifies for investors our portion of Adjusted EBITDA generated by our surgical facilities and other operations.

Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered in isolation or as a substitute for net income, operating income or any other measure calculated in accordance with GAAP. The items excluded from Adjusted EBITDA are significant components in understanding and evaluating our financial performance. We believe such adjustments are appropriate, as the magnitude and frequency of such items can vary significantly and are not related to the assessment of normal operating performance. Our calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.
(5)Represents the impact of grant funds recognized, net of amounts attributable to non-controlling interests.

SURGERY PARTNERS, INC.
Reconciliation of Non-GAAP Financial Measures
(Dollars in millions, except per share amounts, shares in thousands)
(Unaudited)

From time to time, the Company incurs certain non-recurring gains or losses that are normally non-operational in nature and that management does not consider relevant in assessing the Company's ongoing operating performance. When significant, Surgery Partners’ management and Board of Directors typically exclude these gains or losses when evaluating the Company’s operating performance and in certain instances when evaluating performance for incentive compensation purposes. Additionally, management believes that certain investors and equity analysts exclude these or similar items when evaluating the Company’s current or future operating performance and in making informed investment decisions regarding the Company. Accordingly, the Company provides adjusted net gain (loss) attributable to common stockholders and adjusted net gain (loss) per share attributable to common stockholders as supplements to the comparable GAAP measures. Adjusted net gain (loss) attributable to common stockholders and adjusted net gain (loss) per share attributable to common stockholders should not be considered measures of financial performance under GAAP, and the items excluded from such measures are significant components in understanding and assessing financial performance. These measures should not be considered in isolation or as an alternative to the comparable GAAP measures as presented in the consolidated financial statements.
The following table reconciles net income (loss) as reflected in the consolidated statements of operations to adjusted net gain (loss) attributable to common stockholders which measure is used to calculate adjusted net gain (loss) per share attributable to common stockholders:

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Consolidated Statements of Operations Data:
Net Income	$47.9	$23.6	$1.3	$45.1
Plus (minus):
Net income attributable to non-controlling interests	(42.4)	(41.8)	(117.4)	(119.9)
Amounts attributable to participating securities	(10.3)	(9.3)	(39.5)	(35.7)
Equity-based compensation expense	3.3	2.6	13.2	10.2
Transaction, integration and acquisition costs	8.0	19.3	38.2	36.1
(Gain) loss on disposals and deconsolidations, net	(1.4)	2.6	5.7	(4.4)
Impairment charges	—	7.9	33.5	7.9
Loss on litigation settlements and other litigation costs	1.5	1.8	6.4	4.6
Loss on debt extinguishment	—	—	—	11.7
Tax receivable agreement expense	—	—	—	2.4
Gain on escrow release	—	—	(0.8)	—
Adjusted net gain (loss) attributable to common stockholders	$6.6	$6.7	$(59.4)	$(42.0)

Adjusted net gain (loss) per share attributable to common stockholders
Basic	$0.13	$0.14	$(1.22)	$(0.87)
Diluted (1)	$0.09	$0.10	$(1.22)	$(0.87)
Weighted average common shares outstanding
Basic	48,894	48,326	48,776	48,280
Diluted (1)	73,519	69,079	48,776	48,280
(1)For the years ended December 31, 2020 and December 31, 2019, the impact of potentially dilutive securities was not considered because the effect would be anti-dilutive in those periods.

Contact
Thomas F. Cowhey, Chief Financial Officer
Surgery Partners, Inc.
(615) 234-8940
IR@surgerypartners.com